Registration No. 333-

As filed with the Securities and Exchange Commission on August 1, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIVEST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-1886144
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

14 North Main Street
Souderton, Pennsylvania 18964
(Address of Principal Executive Offices)

Univest Financial Corporation 2023 Equity Incentive Plan
(Full Title of the Plan)

Copies to:
Jeffrey M. Schweitzer	Scott A. Brown, Esq.
President and Chief Executive Officer	Thomas P. Hutton, Esq.
Univest Financial Corporation	Luse Gorman, PC
14 North Main Street	5335 Wisconsin Ave., N.W., Suite 780
Souderton, Pennsylvania 18964	Washington, DC 20015-2035
(215) 721-2400	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer ☐	Accelerated filer ⌧
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Items 1 and 2. Plan Information; and Registrant Information and Employee Plan Annual Information
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Univest Financial Corporation 2023 Equity Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents previously filed by Univest Financial Corporation (the “Company”) with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):
(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 24, 2023 (File No. 000-07617) pursuant to Section 13(a) of the Exchange Act (including information specifically incorporated by reference therein from the Company’s definitive proxy statement on Schedule 14A, filed on March 17, 2023);
(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the Commission on May 2, 2023 and August 1, 2023 (File No. for all 000-07617);
(c) The Company’s Current Reports on Form 8-K filed with the Commission on April 3, 2023, April 18, 2023, and July 27, 2023 (File No. for all 000-07617); and
(d) The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on October 21, 2011 to register the Company's common stock under the Exchange Act (File No. 000-07617), including any subsequent amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.
Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.
Item 4.  Description of Securities
Not applicable.

Item 5.  Interests of Named Experts and Counsel
None.
Item 6.  Indemnification of Directors and Officers
Articles III and IV of the Bylaws of Univest Financial Corporation (the “Corporation”) set forth the circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may occur in their capacity as such:

ARTICLE III – Directors

SECTION 15. Limitation of Directors' Liability:  A Director or Alternate Director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action unless the Director or Alternate Director has breached or failed to perform his duties of his office as provided under Section 14 of this Article, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  This provision shall not apply to the responsibility or liability of a Director or Alternate Director pursuant to any criminal statute or for the liability of a Director or Alternate Director for the payment of taxes pursuant to local, state, or federal law, nor shall this provision apply to any actions filed prior to the date of the adoption of this provision, nor to any breach of performance of duty or any failure of performance of duty by a Director or Alternate Director prior to the date of adoption of this provision.  If the Pennsylvania Consolidated Statutes are hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a Director or Alternate Director, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Pennsylvania Consolidated Statutes.  Any repeal or modification of this section shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or Alternate Director existing at the time of such repeal or modification.

ARTICLE IV – Indemnification

SECTION 1. Indemnification:  The Corporation shall indemnify, to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who is or was or shall be a Director, Alternate Director, Officer,  employee or agent of the Corporation, or who is, was, or shall be serving at the request of the Corporation as a Director, Alternate Director, officer, employee or agent of another Corporation, partnership, joint venture, trust, charitable, religious or educational organization or other enterprise, and the respective heirs, executors, administrators and assigns of each of the foregoing, against all reasonable expenses and liabilities (including, without limitation, attorneys' fees, court costs, fines, ERISA excise taxes or penalties and amounts paid in satisfaction of judgments or in reasonable settlement), actually and reasonably incurred by, or imposed upon him in connection with, or resulting from the defense of any civil or criminal action, suit or proceeding whether civil, criminal, administrative or investigative (or any appeal therein), including without limitation an action, suit or proceeding by or in the right of the Corporation, in which they, or any of them, are made parties or a party or are otherwise involved by reason of being or having been a Director, Alternate Director, officer, employee or agent of the Corporation or of such other Corporation, whether or not he is or continues to be a Director, Alternate Director, officer, employee or agent at the time such expenses or liabilities are paid or incurred.  Notwithstanding the foregoing, the Corporation need not indemnify such Director, Alternate Director, Officer, employee or agent with respect to any matter as to which he shall be finally adjudged in such action, suit or proceeding to have been liable for willful misconduct or recklessness in the performance of his duties as such Director, Alternate Director, officer, employee or Agent.  In the case of a criminal action, suit or proceeding, a conviction (whether based on a plea of guilty or nolo contenders or its equivalent, or after trial) shall not of itself be deemed an adjudication that such Director, alternate Director, officer, employee or agent or former Director, Alternate Director, officer, employee or agent is liable for willful misconduct or recklessness in the performance of his duties as such Director, Alternate Director, officer, employee or agent.  With respect to payment of amounts in settlement or compromise, the Corporation shall be obliged to indemnify hereunder only if the Board of Directors shall adopt a resolution determining that such settlement or compromise is reasonable, and approving the same.

A.
The indemnification provided hereunder shall be in addition to and not exclusive of any other right to which those seeking indemnification may be entitled under any agreement, vote of Shareholders, or disinterested Directors, other By-Law, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office; and shall continue as to a person who has ceased to be a Director, Alternate Director, or officer, and shall inure to the benefit of their heirs, executors, and administrators of such person.

B.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Alternate Director, officer, employee or agent, is now or was serving at the request of the Corporation as a Director, Alternate Director, officer, employee or agent of a subsidiary of the Corporation, another company, partnership, joint venture, trust, charitable, religious, or educational organization, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions above mentioned.

SECTION 2. Expenses.  Expenses incurred by a Director, Alternate Director, officer, employee or agent in defending a civil or criminal action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  List of Exhibits.

Regulation S-K Exhibit Number	Document

4
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 10-K (File No. 000-07617) originally filed by the Company under the Securities Act with the Commission on February 26, 2021, and all amendments or reports filed for the purpose of updating such description)

5	Opinion of Luse Gorman, PC

10.1
Univest Financial Corporation 2023 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of Univest Financial Corporation, filed under the Exchange Act on March 17, 2023 (File No. 000-07617))

10.2 10.3	Form of Restricted Stock Unit Agreement Form of Performance-Based Restricted Stock Unit Agreement

10.4	Form of Incentive Stock Option Award Agreement

10.5	Form of Restricted Stock Award Agreement

23.1	Consent of Luse Gorman, PC (contained in Exhibit 5)

23.2	Consent of KPMG LLP (Independent Registered Public Accounting Firm)

24	Power of Attorney (contained on signature page)

107	Filing Fee Table

Item 9.	Undertakings

The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (section 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fees” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Souderton, Commonwealth of Pennsylvania, on August 1, 2023.

UNIVEST FINANCIAL CORPORATION

By:	/s/ Jeffrey M. Schweitzer
Jeffrey M. Schweitzer
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Univest Financial Corporation (the “Company”) hereby severally constitute and appoint Jeffrey M. Schweitzer, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Jeffrey M. Schweitzer may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Univest Financial Corporation 2023 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Jeffrey M. Schweitzer shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ William S. Aichele	Chairman and Director	August 1, 2023
William S. Aichele

/s/ Jeffrey M. Schweitzer	President, Chief Executive Officer and Director	August 1, 2023
Jeffrey M. Schweitzer	(Principal Executive Officer)

/s/ Brian J. Richardson	Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2023
Brian J. Richardson

/s/ Joseph P. Beebe	Director	August 1, 2023
Joseph P. Beebe

/s/ Todd S. Benning	Director	August 1, 2023
Todd S. Benning

Signatures	Title	Date

/s/ Martin P. Connor	Director	August 1, 2023
Martin P. Connor

/s/ Suzanne Keenan	Director	August 1, 2023
Suzanne Keenan

/s/ Natalye Paquin	Director	August 1, 2023
Natalye Paquin

/s/ Thomas M. Petro	Director	August 1, 2023
Thomas M. Petro

/s/ Michael L. Turner	Director	August 1, 2023
Michael L. Turner

/s/ Robert C. Wonderling	Director	August 1, 2023
Robert C. Wonderling

/s/ Charles H. Zimmerman III	Director	August 1, 2023
Charles H. Zimmerman III